Exhibit 3(ii)

                                CODE OF BY-LAWS
                                       OF
                 INTERACTIVE MOTORSPORTS AND ENTERTAINMENT CORP.

Article 1. Definitions and Abbreviations.

     Section 1.1 Corporation. As used in this Code of By-Laws, the term "Corporation" means INTERACTIVE MOTORSPORTS AND ENTERTAINMENT CORP.

     Section 1.2 Law. As used in this Code of By-Laws, the term "Law" means the Indiana Business Corporation Law, as amended from time to time.

     Section 1.3 Articles of Incorporation. As used in this Code of By-Laws, the term "Articles of Incorporation" means the Articles of Incorporation of the Corporation, as amended from time to time.

     Section 1.4 By-Laws. As used in this Code of By-Laws, the term "By-Laws" means this Code of By-Laws, as amended from time to time.

Article 2. Corporate Seal and Fiscal Year.

     Section 2.1 Seal. The seal of the Corporation, if any, shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper, or upon a rubber stamp suitable for stamping or printing on paper. About the upper periphery of the seal shall appear the name of the Corporation and about the lower periphery thereof the word "Indiana." In the center of the seal shall appear the words "Seal" or "Corporate Seal."

     Section 2.2 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and shall end on the last day of December.

Article 3. Shares.

     Section 3.1 Consideration for Shares. The Board of Directors may authorize the Corporation to issue its shares for consideration consisting of any tangible or intangible property or benefit to the Corporation, including, but not limited to, cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. However, if shares are issued for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized to be so issued with or before notice of the next shareholders' meeting. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor, or services received as consideration for shares, or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend, shall be conclusive.

     Section 3.2 Subscriptions for Shares. Subscriptions for shares of the Corporation shall be paid to the Treasurer at such time or times, in such installments or calls, and upon such terms, as shall be determined, from time to time, by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform, so far as practicable, as to all shares of the same class or as to all shares of the same series, as the case may be, unless the subscription agreements provide otherwise.

     Section 3.3 Payment for Shares. When payment of the consideration for which shares were authorized to be issued shall have been received by the Corporation, such shares shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon.

     Section 3.4 Certificates for Shares. Unless the Board of Directors shall, by resolution, authorize the issuance of uncertificated shares, each shareholder of the Corporation shall be entitled to a certificate, signed by the President and Secretary of the Corporation, stating: (i) the name of the Corporation and a statement that it is organized under the laws of the State of Indiana, (ii) the name of the registered holder, (iii) the number of shares represented thereby and the kind and class thereof, (iv) the par value of each share or a statement that such shares have no par value, and (v) whether such shares have been fully paid and are non-assessable. If such certificate is countersigned by the written signature of a transfer agent other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. If such certificate is countersigned by the written signature of a registrar other than the Corporation or its employee, the signatures of the transfer agent and the officers of the Corporation may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if the person were such officer, transfer agent or registrar at the date of its issue. Such certificates shall be in such form as the Board of Directors may, from time to time, by resolution approve.

     Section 3.5 Transfer of Shares. The shares of the Corporation shall be transferable only on the books of the Corporation upon surrender of the certificate or certificates representing the same, provided:

     3.5.1 Endorsement. The certificate is properly endorsed by the registered holder or the holder's duly authorized attorney;

     3.5.2 Witnessing. The endorsement or endorsements are witnessed by one witness unless this requirement is waived in writing upon the form of endorsement by the President, a Vice-President, or the Secretary of the Corporation;

     3.5.3 Adverse Claims. The Corporation has no notice of any adverse claims or has discharged any duty to inquire into any such claims;

     3.5.4 Collection of Taxes. The requirements of any applicable law relating to the collection of taxes has been satisfied; and

     3.5.5 Other Requirements. Any other reasonable requirements imposed by the Corporation, not inconsistent with the relevant law, are satisfied.

     Section 3.6 Transfer Agents and Registrars. The Corporation may have one or more transfer agents and one or more registrars of its shares, whose respective duties the Board of Directors may from time to time define. No certificate for shares shall be valid until countersigned by a transfer agent, if the Corporation has a transfer agent, or until registered by a registrar if the Corporation has a registrar.

     Section 3.7 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate for shares of the Corporation in the place of any certificate theretofore issued where the holder of record of the certificate:

     3.7.1 Claim. Makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken;

     3.7.2 Timely Request. Requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim;

     3.7.3 Bond. If the Corporation so requires, gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation against any claim that may be made on account of the alleged loss, destruction, or theft of the certificates; and

     3.7.4 Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation.

When a certificate has been lost, apparently destroyed, or wrongfully taken and the holder of record fails to notify the Corporation within a reasonable time after such holder has notice of it, and the Corporation registers a transfer of the shares represented by this certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

Article 4. Meetings of Shareholders.

     Section 4.1 Place of Meetings. All meetings of the shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof, or proxies to represent shareholders thereat. If no designation is made, the meeting shall be held at the principal office of the Corporation as the same is designated in the most recent report filed with the Secretary of State of Indiana.

     Section 4.2 Annual Meeting. The shareholders of the Corporation shall meet at least once each year. The annual meeting of the shareholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be on or before the last day of May of each year, the date to be set by the Board of Directors of the Corporation. Failure to hold the annual meeting at the designated time shall not work any forfeiture or a dissolution of the Corporation.

Section 4.3 Special Meetings. Special meetings of the shareholders may be called by the Chairman, if elected, the President, a majority of the members of the Board of Directors, or by shareholders holding of record not less than one-fourth (1/4) of all of the shares outstanding and entitled by the Articles of Incorporation to vote on the business proposed to be transacted thereat.

     Section 4.4 Notice of Meetings. A written or printed notice, stating the place, day and time of the meeting, and in case of a special meeting, or when required by any other provision of the Law, the Articles of Incorporation, or By-Laws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary, or by the officers or persons calling the meeting, to each shareholder of record entitled by the Articles of Incorporation and by the Law to vote at such meeting. Notices shall be sent to shareholders at such address as appears upon the records of the Corporation, at least ten (10) and not more than sixty (60) days before the date of the meeting. Notice of any meeting may be waived in writing by any shareholder before or after the date and time stated in the notice, if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any meeting in person, or by proxy when the instrument of proxy sets forth in reasonable detail the purpose or purposes for which the meeting was called, shall constitute a waiver of notice of such meeting. Each shareholder, who has in the manner above provided waived notice of a shareholders' meeting, or who personally attends a shareholders' meeting, or is represented thereat by a proxy authorized to appear by an instrument of proxy complying with the requirements above set forth, shall be conclusively presumed to have been given due notice of such meeting.

     Section 4.5 Closing of Books or Fixing of Record Date. The Board of Directors may, in its discretion, fix a date, not more than seventy (70) days prior to the date of any meeting of shareholders, or the last day on which any consent or dissent of shareholders may be expressed without a meeting, or the date for the dissent of shareholders may be expressed without a meeting, or the date for the payment of any dividends or the making of any distribution or the delivery of evidences of rights, or the date when any change or conversion or exchange of shares shall go into effect, as the date for the determination of shareholders entitled to notice of and to vote at such meeting or to express such consent or dissent or to receive any such dividend, distribution or rights or to exercise the rights in respect of any change, conversion or exchange of shares. All persons who are holders of record of shares at the close of business on such record date, and no others, shall be entitled to notice of and to vote at such meeting or to express such consent or dissent or to receive such dividend, distribution or rights or to exercise such rights in respect of any change, conversion or exchange of shares as the case may be. In any event when dividends are declared, the share transfer books will not be closed but a record date will be set as hereinabove provided.

     Section 4.6 Addresses of Shareholders. The address of any shareholder appearing upon the records of the Corporation shall be deemed to be (i) the latest address of such shareholder appearing on the records maintained by the transfer agent or registrar, as the case may be, for the class of shares held by such shareholder, if the Corporation has a transfer agent or registrar for such class of shares and the Board of Directors has provided in the resolutions appointing the transfer agent or registrar that notices of change of address shall be given to one of such agents by shareholders of such class; or (ii) the latest address of such shareholder appearing on the records maintained by the Secretary for the class of shares held by such shareholder, if the Corporation has no transfer agent or registrar for such class of shares or if it has a transfer agent or registrar for such class of shares but the resolutions appointing the transfer agent or registrar do not provide that notice of change of address shall be given to one of such agents by shareholders of such class of shares.

     Section 4.7 Voting at Meetings.

     4.7.1 Common Shares. Except as otherwise provided by the Law or by the provisions of the Articles of Incorporation as to the voting rights of the common shares of the Corporation, every holder of the common shares of the Corporation shall have the right, at every shareholders' meeting, to one vote for each share standing in the holder's name on the books of the Corporation. Cumulative voting shall not be permitted.

     4.7.2 Preferred Shares. Except as otherwise provided by law or by the provisions of the Articles of Incorporation as to the voting rights of the preferred shares, if any, of the Corporation, for all matters on which the preferred shareholders are entitled to vote, every holder of the preferred shares, if any, of the Corporation shall have the right to one vote for each share standing in the holder's name on the books of the Corporation. Cumulative voting shall not be permitted.

     4.7.3 Prohibition Against Voting Certain Shares. No share shall be voted at any meeting upon which any installment is due and unpaid or which belongs to the Corporation.

     4.7.4 Voting of Shares Owned by Other Corporations. Shares of the Corporation standing in the name of another corporation may be voted by such officer, agent or proxy as the board of directors of such other corporation may appoint, or as the By-Laws of such other corporation may prescribe.

     4.7.5 Voting of Shares Owned by Fiduciaries. Shares held by fiduciaries may be voted by the fiduciaries in such manner as the instrument or order appointing such fiduciaries may direct. In the absence of such direction or the inability of the fiduciaries to act in accordance therewith, the following provisions shall apply:

     4.7.5.1 Joint Fiduciaries. Where shares are held jointly by three (3) or more fiduciaries, such shares shall be voted in accordance with the will of the majority.

     4.7.5.2 Equally Divided Fiduciaries. Except as otherwise provided by law, where the fiduciaries, or a majority of them, cannot agree, or where they are equally divided, upon the question of voting such shares, any court of general equity jurisdiction may, upon petition filed by any of such fiduciaries, or by any party in interest, direct the voting of such shares as it may deem for the best interests of the beneficiaries, and such shares shall be voted in accordance with such direction.

     4.7.5.3 Proxy of Fiduciary. The general proxy of a fiduciary shall be given the same weight and effect as the general proxy of an individual or corporation.

     4.7.6 Voting of Pledged Shares. Shares that are pledged may, unless otherwise provided in the agreement of pledge, be voted by the shareholder pledging the same until the shares shall have been transferred to the pledgee on the books of the Corporation, and thereafter they may be voted by the pledgee.

     4.7.7 Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein.

     4.7.8 Procedure for Meetings. The Secretary, who may call on any officer or officers of the Corporation for assistance, shall make all necessary and appropriate arrangements for the meetings of the shareholders, receive all proxies, and ascertain and report by certificate to each meeting of the shareholders the number of shares present in person or by proxy and entitled to vote at such meeting. The certified report of the Secretary or an Assistant Secretary as to the regularity of such proxies and as to the number of shares present in person or by proxy and entitled to vote at such meeting shall be received as prima facie evidence of the number of shares which are present in person or by proxy and entitled to vote, for the purpose of establishing the presence of a quorum at such meeting, for the purpose of organizing such meeting, and for all other purposes.

     4.7.9 Quorum. At any meeting of the shareholders, a majority of the common shares outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum. Shareholders may participate in any meeting by means of a conference telephone or similar device by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such meeting.

     4.7.10 Voting Lists. The officer or agent having charge of the share transfer books shall prepare, at least five (5) days before any shareholders' meeting, a complete list of the shareholders entitled by the Articles of Incorporation to vote at such meeting, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each. The list of shareholders shall be on file at the principal office of the Corporation and subject to inspection by any shareholder entitled to vote at such meeting or such shareholder's agent or attorney. Such list shall be produced and kept open at the time and place of the meeting and subject to the inspection of any shareholder entitled to vote at such meeting or such shareholder's agent or attorney. The original share register or transfer book or a duplicate thereof kept in the State of Indiana, shall be the only evidence as to who are the shareholders entitled to examine such list, or share ledger or transfer book, or to vote at any meeting of the shareholders.

     Section 4.8 Corporation's Acceptance of Votes.

     4.8.1 Conforming Signatures. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation if acting in good faith is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholders.

     4.8.2 Non-Conforming Signatures. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the Corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

          (1) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

          (2) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

          (3) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

          (4) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment;

          (5) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

     4.8.3 Rejection of Votes. The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary of the meeting or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

     4.8.4 No Liability. The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in accordance with the standards of this Section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

     4.8.5 Validity of Action. Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this
     Section is valid unless a court of competent jurisdiction determines otherwise.

     Section 4.9 Taking Action By Consent. Any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such written consent is filed with the minutes of the proceedings of the shareholders.

     Section 4.10 Order of Business. The order of business at each annual meeting, and so far as practicable, at all other meetings of shareholders shall be:

                  Proof of due notice of meeting;

                  Call of roll;

                  Reading and disposal of any unapproved minutes;

                  Annual reports of officers and committees;

                  Election of directors;

                  Unfinished business;

                  New business; and

                  Adjournment.

Article 5. The Board of Directors.

     Section 5.1 Election and Qualification. At the first annual meeting of the shareholders, and at each annual meeting thereafter, directors shall be elected by the shareholders entitled by the Articles of Incorporation and these By-Laws to elect directors, for a term of one year, and they shall hold office until their respective successors are elected and qualified or until their earlier death or resignation. The Board of Directors shall consist of two (2) directors. Directors need not be shareholders of the Corporation or residents of the State of Indiana. The number of directors may be increased or decreased from time to time by amendment to these By-Laws, but no decrease shall have the effect of shortening the term of any incumbent director.

     Section 5.2 Vacancies. Any vacancy occurring in the Board of Directors caused by resignation, death or other incapacity, or increase in the number of directors may be filled by a majority vote of the remaining members of the Board of Directors, until the next annual or special meeting of the shareholders or, at the discretion of the Board of Directors, such vacancy may be filled by vote of the shareholders at a special meeting called for that purpose. Until any such vacancy is so filled, the existing directors shall constitute the Board of Directors. Shareholders shall be notified of any increase in the number of directors and the name, address, principal occupation, and other pertinent information about any director elected by the Board of Directors to fill any vacancy.

     Section 5.3 Retirement Age. The Board of Directors is empowered and authorized to fix an age at which directors are required to retire from the Board of Directors, and after attaining such age a director may serve the remainder of the director's then current term, but shall not stand for re-election as a member of the Board of Directors.

     Section 5.4 Annual Meeting. The Board of Directors shall meet each year as soon as reasonably possible after the annual meeting of the shareholders, at the place where such meeting of the shareholders has been held (either within or without the State of Indiana), for the purpose of electing officers and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary. If such meeting is not held as above provided, the election of officers may be had at any subsequent meeting of the Board of Directors specifically called in the manner provided in
Section 5.6 of this Article.

     Section 5.5 Regular Meetings. Regular meetings of the Board of Directors may be held without any notice whatever, at such place and times as may be fixed from time to time by resolution of the Board of Directors.

     Section 5.6 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, if elected, President or any Vice-President, and shall be called on the written request of one-half (1/2) of the directors. Notice of a special meeting shall be sent by the Secretary or an Assistant Secretary to each director at the director's residence or usual place of business by mail, hand delivery or telecopier delivered for transmission not later than the third day immediately preceding the day for the meeting, or by word of mouth or telephone, received not later than during the second day immediately preceding the day for the meeting. In lieu of such notice, a director may sign a written waiver of notice either before the time of the meeting, at the time of the meeting, or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting. Any meeting of the Board of Directors for which notice is required shall be a legal meeting, without notice thereof having been given, if all members of the Board of Directors who have not waived notice thereof in writing shall be present in person.

     Section 5.7 Emergency Meetings. If any extraordinary event occurs which requires action of the Board of Directors before a quorum of the directors may be assembled, the Chairman of the Board, if elected, the President or any Vice-President may call an emergency meeting. At such meeting, one or more officers of the Corporation shall be deemed to be directors for the meeting, in order of rank and within the same rank in order of seniority, as necessary to achieve a quorum. Notice of an emergency meeting need be given only to those directors whom it is practicable to reach and may be given in any practicable manner.

     Section 5.8 Place of Meetings. The directors may hold their meetings, have one or more offices, and keep the books of the Corporation, except as may be provided by law, within or without the State of Indiana, at any office or offices of the Corporation, or at any other place, as they may from time to time by resolution determine. If the resolution of the Board of Directors calling a regular meeting or the written request calling a special meeting expressly provides, a meeting of the Board of Directors may be held by conference telephone call or any other medium which allows each director to participate in discussions and to hear the views of the other directors. If a meeting is held, the directors connected to the conference telephone call or other medium shall be counted as present for the purpose of determining a quorum.

     Section 5.9 Quorum. A majority of the actual number of directors elected and qualified, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, and the act of a majority of the directors present at a meeting, at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by the law or by the Articles of Incorporation. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken, unless (i) the director's dissent shall be affirmatively stated at and before the adjournment of such meeting (in which event the fact of such dissent shall be entered by the secretary of the meeting in the minutes of the meeting), or (ii) the director shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. The right of dissent provided for by either clause (i) or clause (ii) of the immediately preceding sentence shall not be available, in respect of any matter acted upon at any meeting, to a director who voted at the meeting in favor of such matter and did not change such vote prior to the time that the result of the vote on such matter was announced by the chairman of such meeting.

     Section 5.10 Duties of Directors. A director shall perform the duties of a director, including the duties as a member of any committee of the Board of Directors upon which such director may serve, in good faith, in a manner which the director reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing such duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

     (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matter presented;

     (b) legal counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or

     (c) a committee of the Board of Directors upon which the director does not serve, duly designated in accordance with a provision of the Articles of Incorporation or these By-Laws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

But such director shall not be considered to be acting in good faith if that director has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A director who performs such duties in good faith shall have no liability by reason of being or having been a director of the Corporation.

     Section 5.11 Taking Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

     Section 5.12 Powers of Directors. The Board of Directors shall exercise all the powers of the Corporation, subject to the restrictions imposed by law, by the Articles of Incorporation, or by these By-Laws.

     Section 5.13 Dividends. The Board of Directors shall have power, subject to any restrictions contained in the Articles of Incorporation, to declare and pay dividends upon the outstanding shares of the Corporation, subject to the limitations of the law. Dividends may be paid in cash, in property, or in other securities of the Corporation.

     Section 5.14 Compensation of Directors. The Board of Directors is empowered and authorized to fix and determine the compensation of the directors, and any additional compensation for such additional services any of the directors may perform for the Corporation.

     Section 5.15 Resignation. A director may resign at any time by filing a written resignation with the Chairman of the Board, if elected, the Board of Directors, the President or the Secretary of the Corporation, and such resignation shall become effective upon delivery unless the notice specifies a later effective date.

Article 6. Committees.

     Section 6.1 Designation of Committees. The Board of Directors may, from time to time, by resolution adopted by a majority of the actual number of directors elected and qualified, designate from among its members an executive committee, an audit committee, a compensation or salary committee, and one or more other committees, each of which to the extent provided in the resolution, may exercise all the authority of the Board of Directors. However, no committee has the authority to:

     (1)  Declare dividends or distributions except as permitted by law;

     (2)  Amend the Articles of Incorporation or amend or repeal these By-Laws;

     (3) Approve a plan of merger or consolidation even if the plan does not require shareholder approval;

     (4) Authorize or approve the issuance, sale, or a contract for sale, of shares or determine the designation and relative rights, preferences, limitations of a class or series of shares except as permitted by law;

     (5) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method, or within a range, specified by the Board of Directors;

     (6)  Recommend  to  the   shareholders  a  voluntary   dissolution  of  the
          Corporation or a revocation thereof;

     (7)  Fill vacancies on the Board of Directors or any of its committees; or

     (8)  Approve or propose any action which requires shareholder approval.

A member of the Board of Directors is not liable for any action taken by a committee if such director is not a member of that committee and has acted in good faith and in a manner the director reasonably believes is in the best interest of the Corporation.

     Section 6.2 Powers of the Executive Committee. During the intervals between meetings of the Board of Directors, and subject to such limitations as may be required by law or by resolution of the Board of Directors, the Executive Committee, if created, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, including power to authorize the seal of the Corporation to be affixed to all papers which may require it. The Executive Committee may also from time to time formulate and recommend to the Board of Directors for approval general policies regarding the management of the business and affairs of the Corporation. All minutes of meetings of the Executive Committee shall be submitted to the next succeeding meeting of the Board of Directors for approval; but failure to submit the same or to receive the approval thereof shall not invalidate any completed or uncompleted action taken by the Corporation upon authorization by the Executive Committee prior to the time at which the minutes of the meeting should have been, or were, submitted to the Board of Directors.

     Section 6.3 Procedure for Meetings. The Chairman of the Board shall, if elected and present, act as chairman at all meetings of the Executive Committee, and the Secretary of the Corporation shall, if present, act as secretary of the meeting. In case of the absence of the Chairman of the Board or the Secretary of the Corporation, the Executive Committee shall appoint a chairman or secretary, as the case may be, of the meeting. The Executive Committee shall keep a record of its acts and proceedings.

     Section 6.4 Regular and Special Meetings. Regular meetings of the Executive Committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be fixed by resolution adopted by a majority of the Executive Committee. Special meetings of the Executive Committee shall be called at the request of any member of the Executive Committee.

     Section 6.5 Notice of Meetings. Written notice of each special meeting of the Executive Committee shall be sent by the Secretary or an Assistant Secretary to each member of the Executive Committee at the member's residence or usual place of business by mail, hand delivery or telecopier delivered for transmission not later than the second day immediately preceding the day for the meeting, or by word of mouth or telephone received not later than during the day immediately preceding the day for the meeting. Notice of any such meeting need not be given to any member of the Executive Committee who has waived such notice before or after such meeting, or who shall be present at the meeting. Any meeting of the Executive Committee shall be a legal meeting, without notice thereof having been given, if all members of the Executive Committee who have not waived notice thereof shall be present in person. Neither the business to be transacted at, nor the purpose of, any meeting of the Executive Committee need be specified in the notice or waiver of notice of the meeting.

     Section 6.6 Place of Meetings. The Executive Committee may hold its meetings within or without the State of Indiana, as it may from time to time by resolution determine. If the resolution of the Executive Committee calling a regular meeting or the written request calling a special meeting expressly provides, a meeting of the Executive Committee may be held by conference telephone call or any other medium which allows each member to participate in discussions and to hear the views of the other members. If a meeting is held, the members connected to the conference telephone call or other medium shall be counted as present for the purpose of determining a quorum.

     Section 6.7 Quorum. A majority of the members of the Executive Committee, from time to time, shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a committee, and the individual members shall have no power as such.

     Section 6.8 Compensation. The Board of Directors may vote to pay the members of the Executive Committee a reasonable fee as compensation for attendance at meetings of such Committee.

Article 7. The Officers.

     Section 7.1 Number. The officers of the Corporation shall consist of the Chairman of the Board of Directors, if elected, the President, one or more Vice-Presidents, if elected, the Treasurer, the Secretary, and such other officers and assistants as the Board of Directors may appoint.

     Section 7.2 Election, Term of Office and Qualification. The officers shall be elected at the annual meeting of the Board of Directors. Each officer shall hold office until the officer's successor is elected and qualified, until the officer's death, until the officer shall have resigned, or shall have been removed in the manner hereinafter provided.

     Section 7.3 Removal. Any officer may be removed by the Board of Directors at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 7.4 Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman, if elected, the President or the Secretary. Such resignation shall take effect at the time it is delivered to the Corporation's representative, unless the notice specifies a later date. Unless otherwise specified in the resignation, the acceptance of such resignation shall not be necessary to make it effective.

     Section 7.5 Vacancies. Any vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office.

     Section 7.6 Salaries. The salaries of the officers shall be fixed, from time to time, by the Board of Directors or committee thereof. No officer shall be prevented from receiving such salary by reason of the fact such officer is also a director of the Corporation.

     Section 7.7 The Chairman of the Board. The Chairman of the Board, if elected, shall be the Chief Executive Officer of the Corporation, shall be chosen from among the directors, shall preside at all meetings of the Board of Directors and the shareholders and shall perform such other duties as the Board of Directors may from time to time assign.

     Section 7.8 The President. The President shall be the chief operating and administrative officer of the Corporation, and in the event a Chairman of the Board is not elected, shall also be the Chief Executive Officer of the Corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the shareholders and at meetings of the Board of Directors. The President shall exercise such duties as customarily pertain to the office of the President and shall have general and active supervision over the property, business and affairs of the Corporation and over its several officers. The President may appoint officers, agents or employees other than those appointed by the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these By-Laws. In the case of the death of the President, or in the case of the President's absence or inability to act without having designated an officer to act temporarily in the President's place, the officer so to perform the duties of the President shall be designated by the Board of Directors.

     Section 7.9 The Vice-Presidents. The Vice-Presidents, if elected, shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the President from time to time delegates to them. At the request of the President, a Vice-President may, in the case of the absence or inability to act of the President, temporarily act in the President's place.

     Section 7.10 The Secretary. The Secretary shall have the custody and care of the corporate seal, records, minutes and share books of the Corporation. The Secretary shall attend all meetings of the shareholders and of the Board of Directors, and shall keep, or cause to be kept in a book provided for the purpose, a true and complete record of the proceedings of such meetings, and shall perform a like duty for all standing committees appointed by the Board of Directors, when required. The Secretary shall attend to the giving and serving of all notices of the Corporation, shall file and take charge of all papers and documents belonging to the Corporation, shall authenticate the records of the Corporation when necessary or appropriate and shall perform such other duties as these By-Laws may require or the Board of Directors may prescribe.

     Section 7.11 The Treasurer. The Treasurer shall be the financial officer of the Corporation; shall have charge and custody of, and be responsible for, all funds of the Corporation, and deposit all such monies in the name of the Corporation in such banks, trust companies and other depositories as shall be selected by the Board of Directors; shall receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever; and, in general, shall perform all the duties as, from time to time, may be assigned by the Board of Directors or by the chief executive officer. The Treasurer shall render to the President and the Board of Directors, whenever the same shall be required, an account of all of the Treasurer's transactions and all the financial conditions of the Corporation.

     Section 7.12 The Controller. The Controller, if elected, shall be responsible to the Board of Directors and the chief executive officer for all financial control and internal audit of the Corporation and its subsidiaries. The Controller shall perform such other duties as may be assigned by the Board of Directors or the chief executive officer.

     Section 7.13 The Assistant Secretaries. The Assistant Secretaries, if elected, as directed by the chief executive officer or the Board of Directors, shall perform all duties of the Secretary during the absence or inability of the Secretary to perform such duties. They shall perform such other duties as the chief executive officer or the Board of Directors may prescribe.

     Section 7.14 Other Offices. The Board of Directors may create other offices as it may from time to time deem desirable with duties as it may determine.

     Section 7.15 Minutes and Accounting Records. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation shall maintain appropriate accounting records.

     Section 7.16 Compensation. Each officer of the Corporation shall receive such compensation, if any, for his service in such office as may be fixed from time to time by action of the Board of Directors.

Article 8. Special Corporate Acts, Negotiable Instruments, Deeds, Contracts, and
           Shares.

     Section 8.1 Execution of Ordinary Contracts and Agreements. All written contracts and agreements into which the Corporation enters in the ordinary course of its business shall be executed on behalf of the Corporation by any duly elected officer of the Corporation or by any other employee or agent of the Corporation expressly authorized by resolution of the Board of Directors to execute any such contracts or agreements.

     Section 8.2 Execution of Deeds, Mortgages, Notes and Non-Ordinary Contracts and Agreements. Unless otherwise required by law, all deeds, mortgages, deeds of trust, notes, assignments and other instruments made by the Corporation and all written contracts and agreements entered into by the Corporation, other than those contracts and agreements entered into in the ordinary course of its business, shall be executed on behalf of the Corporation by the Chairman of the Board, if elected, or the President of the Corporation and, when required, attested by the Secretary or an Assistant Secretary of the Corporation; provided, however, that the Board of Directors may expressly authorize by resolution any officer, employee, or agent of the Corporation to execute any such deed, mortgage, assignment, instrument, contract or agreement on behalf of the Corporation singly and without the necessity of any additional execution or attestation by any other officer of the Corporation.

     Section 8.3 Execution and Endorsement of Checks and Drafts. Unless otherwise required by law, all checks, drafts, bills of exchange and other orders for the payment of money (other than notes) by or to the Corporation shall be executed or endorsed on behalf of the Corporation by the Chairman of the Board, if elected, or the President or Treasurer. However, the Board of Directors may expressly authorize by resolution any one or more officers or other employees of the Corporation to execute or endorse any checks, drafts, or other orders for the payment of money on behalf of the Corporation, singly and without any additional signature, endorsement or attestation by any other officer of the Corporation.

     Section 8.4 Voting of Shares Owned by the Corporation. Subject always to the further orders and directions of the Board of Directors, any share or shares issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders' meeting of such other corporation by the Chairman of the Board, or in the Chairman's absence, by the President of the Corporation or in their absence, by any Vice-President of the Corporation who may be present. Whenever, in the judgment of the Chairman of the Board or, in the Chairman's absence, the President, it is desirable for the Corporation to execute a proxy or give a shareholders' consent with respect to any share or shares issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the Chairman of the Board, the President or a Vice-President of the Corporation and shall be attested by the Secretary or an Assistant Secretary of the Corporation under the corporate seal, if any. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares issued by such other corporation and owned by the Corporation, the same as if such share or shares might be voted by the Corporation.

Article 9. Amendments.

     Section 9.1 Amendments to By-Laws. The power to make, alter, amend and repeal these By-Laws is vested in the Board of Directors, but the affirmative vote of a majority of the actual number of directors elected and qualified from time to time, shall be necessary to effect any alteration, amendment or repeal of these By-Laws.